Exhibit 4.8

WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (III) RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.  COPIES OF THE AGREEMENT COVERING THE ACQUISITION OF THIS WARRANT AND RESTRICTING ITS TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

Void after                          , 2018

SINGULEX, INC.

STOCK PURCHASE WARRANT

NO. W-

THIS CERTIFIES THAT, for value received,             or its registered assigns (hereinafter called the “Holder”) is entitled to purchase from SINGULEX, INC., a Delaware corporation, with its principal place of business at 1650 Harbor Bay Parkway, Suite 200, Alameda, CA 94502 (the “Company”), at any time after the date specified in Section 1 hereof and ending at 5:00 p.m. Pacific Time on the Expiration Date, as such term is defined in Section 1 hereof, up to that number of Warrant Shares as specified in the paragraph below.  Upon the initial closing of the Next Financing (as defined in the Loan Agreement), if any, the Company and the Holder shall execute an acknowledgement in the form attached hereto as Attachment A, which shall confirm the number of shares (as calculated in the paragraph below) of the Company’s Preferred Stock that Holder is entitled to purchase upon exercise of this Warrant.

This Warrant (the “Warrant”) is being issued pursuant to the terms of that certain Bridge Loan Agreement, dated as of May 6, 2011 by and among the Holder, the Company and certain other investors set forth therein (the “Loan Agreement”).  This Warrant may be exercised in whole or in part, at the option of the Holder.  Unless otherwise defined herein, defined terms in this Warrant shall have the meanings ascribed to them in the Loan Agreement.  If the Notes issued to the original Holder on the date hereof are converted into New Preferred Stock of the Company (as defined in the Loan Agreement), this Warrant shall be exercisable for a number of shares of New Preferred Stock determined as follows:  the quotient of numerator (A) the product of (x) 0.25 and (y) the applicable Loan Amount loaned by such Investor at the Closing at which this Warrant was issued, and denominator (B) the lowest per share price for which any person or entity purchases New Preferred Stock in the Next Financing.  If the Notes issued to the original Holder on the date hereof are converted into shares of the Company’s Series E Preferred Stock (the “Series E Preferred”), this Warrant shall be exercisable for a number of shares of Series E Preferred determined as follows: the quotient of numerator (A) the product of (x) 0.25 and (y) the applicable Loan Amount loaned by such Investor at the Closing at which this Warrant was issued, and denominator (B) $0.8668 (as adjusted for stock splits, combinations, reorganizations and the like).

1.                                       Definitions.  As used herein, the following terms shall have the following respective meanings.  Any capitalized terms not defined herein shall have the meaning given to them in the Loan Agreement or the Notes, as applicable.

(a) Subject to Section 5.1, “Expiration Date” shall mean the period ending on June 24, 2018.

(b) “Exercise Price” shall mean either (i) if the Warrant Shares are the securities issued pursuant to an Automatic Conversion, then the lowest per share price for which any person or entity purchases New Preferred Stock in the Next Financing or (ii) if the Warrant shares are shares issued pursuant to a Consent Conversion or Individual Conversion then $0.8668 per share, in each case, subject to adjustments pursuant to Section 5 below.

(c) “Warrant Shares” shall mean (i) if in connection with an Automatic Conversion, then the New Preferred Stock, or (ii) if in connection with a Consent Conversion or Individual Conversion, then Series E Preferred, in each case subject to adjustments pursuant to Section 5 below.

2.                                       Term.  This Warrant shall be exercisable through the Expiration Date.

3.                                       Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by:

3.1.                              the surrender of this Warrant (with an executed notice of exercise in the form attached hereto as Attachment B and a duly executed Investment Representation Statement in the form attached hereto as Attachment C) by delivery to the Company at its address set forth above (or such other address as it may designate by notice in writing to the Holder); and

3.2.                              the payment to the Company, by check, wire transfer, forgiveness of indebtedness, or any combination of the foregoing, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Warrant Shares then being purchased.

If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.  Upon receipt by the Company of this Warrant and such notice of exercise, together with, if applicable, the aggregate Exercise Price, at such office, or by the stock transfer agent or warrant agent of the Company at its office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.  The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

3.3.                              Net Exercise.

(a)                                  In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder may elect to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares, the aggregate value of which Warrant Shares shall be equal to the value of this Warrant or the portion thereof being converted.  The Conversion Right may be exercised by the Holder by surrender of this Warrant at the principal office of the Company together with notice of the Holder’s intention to exercise the Conversion Right, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

Where:

X -           The number of Warrant Shares to be issued to the Holder upon exercise of the Conversion Right.

Y -           The number of Warrant Shares issuable upon exercise of this Warrant (or such lesser number as are being exercised).

A -          The fair market value of one Warrant Share, as determined pursuant to Section 3.3(b) hereof, as of the time the Conversion Right is exercised pursuant to this Section 3.

B -           Exercise Price for one Warrant Share under this Warrant (as adjusted to the date of such calculations).

Notwithstanding the foregoing, this Warrant shall be deemed to have converted into Warrant Shares pursuant to this Section 3.3(a) upon the Expiration Date if not previously exercised or converted before such date.

(b)                                 Fair Market Value.  For purposes of Section 3.3, “fair market value of one Warrant Share” shall mean, as of any date:

(i)                                     the last closing price per share of the Company’s Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(ii)                                  the average of the bid and asked price per share as reported in the “pink sheets” published by the National Quotation Bureau, Inc. (the “pink sheets”) if the Company’s Common Stock is not listed or traded on any exchange; or

(iii)                               if such quotations are not available, the fair market value per share of the New Preferred Stock or Series E Preferred, as applicable, on the date such notice was received by the Company, as determined in good faith by the Board of Directors of the Company.

4.                                       Stock Fully Paid; Reservation of Warrant Shares.  All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant.  In the event that there is an insufficient number of Warrant Shares reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in its capital stock to allow for such issuance or similar issuance acceptable to the Holder.

5.                                       Adjustment of Exercise Price and Number of Warrant Shares.  The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

5.1.                              Change of Control. Without limiting any of the other provisions hereof, if any Change of Control shall be effected, then the Company shall use its best efforts to ensure that lawful and adequate provision shall be made whereby the Holder shall thereafter continue to have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares issuable upon exercise of this Warrant, shares of stock in the surviving or acquiring entity (“Acquirer”), as the case may be, such that the aggregate value of the Holder’s warrants to purchase such number of shares, where the value of each new warrant to purchase one share in the Acquirer is determined in accordance with the Black-Scholes Option Pricing formula set forth in Appendix A hereto, is equivalent to the aggregate value of this Warrant, where the value of this Warrant to purchase one share in the Company is determined in accordance with the Black-Scholes Option Pricing formula set forth Appendix B hereto. Furthermore, the new warrants to purchase shares in the Acquirer referred to herein shall have the same expiration date as this Warrant, and shall have an exercise price that is calculated in accordance with Appendix A hereto.  For the avoidance of doubt, if the surviving or acquiring entity, as the case may be, is a member of a consolidated group for financial reporting purposes, the “Acquirer” shall be deemed to be the parent of such consolidated group for purposes of this Section 5.1 and Appendix A hereto.  Moreover, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock thereafter deliverable upon the exercise thereof. In any such case, the successor corporation resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume by written instrument, reasonably deemed by the Board of Directors of the Company and the Requisite Holders to be satisfactory in form and substance, the obligation to deliver to the holder of the Warrants such shares of stock, as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under the Warrants.  The provisions of this Section 5.1 shall similarly apply to successive Changes of Control.

If the Company, in spite of using its best efforts, is unable to cause the Warrants to continue in full force and effect until the Expiration Date in connection with any Change of Control, then the Company shall pay the Holder an amount per Warrant to purchase one share in the Company that is calculated in accordance with the Black-Scholes Option Pricing formula set forth in Appendix B hereto. Such payment shall be made in cash in the event that the Change of Control results in the stockholders of the Company receiving cash from the Acquirer at the closing of the transaction, and shall be made in shares of the Company (with the value of each share in the Company is determined according to Appendix B hereto) in the event that the Change of Control results in the stockholders of the Company receiving shares in the Acquirer or other entity at the closing of the transaction (with the Holder then participating in the Change of Control and receiving for such Company shares the consideration per share specified in such transaction).  In the event that the stockholders of the Company receive both cash and shares at the closing of the transaction, such payment to the Holder shall be also be made in both cash and shares in the same proportion as the consideration received by the stockholders.  For the avoidance of doubt, any term or provision of this Section 5.1 may be revised or waived in connection with a Change of Control with the written agreement of the Company and the Requisite Holders.

5.2.                              Subdivision or Combination of Warrant Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

5.3.                              Stock Dividends.  If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in, or make any other distribution with respect to stock (except any distribution specifically provided for in the foregoing Sections 5.1 and 5.2) of, stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

5.4.                              Adjustment of Number of Warrant Shares.  Upon each adjustment in the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

6.                                       Fractional Warrant Shares.  No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of such Warrant Shares at such time as determined by the Company’s Board of Directors in good faith.

7.                                       Compliance with Securities Act; Non-transferability of Warrant; Disposition of Shares of Stock.

7.1.                              Compliance with Securities Act.  The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that he, she or it will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”).  Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in a form attached hereto as Attachment C, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale.  In addition, the Holder shall provide such additional information regarding such Holder’s financial and investment background, as the Company may reasonably request, as is relevant for purposes of determining the Holder’s suitability with respect to a purchase of the Warrant Shares.  All Warrant Shares (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (III) RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.  COPIES OF THE WARRANT AGREEMENT COVERING THE ACQUISITION OF THIS SECURITY AND RESTRICTING ITS TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

7.2.                              Transferability of Warrant.  This Warrant may not be transferred or assigned in whole or in part without (i) an effective registration statement related thereto, (ii) an opinion of counsel for the Holder or other evidence, reasonably satisfactory to the Company, that such registration is not required under the Securities Act or (iii) receipt of a no action letter from the Securities and Exchange Commission (together, “Securities Law Compliance Guarantees”); provided, however, that the Warrant may be transferred in whole or in part without Securities Law Compliance Guarantees upon any of the following provided that the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Holder hereunder:

(a)                                  A transfer of the Warrant by a Holder who is a natural person during such Holder’s lifetime or on death by will or intestacy to such Holder’s immediate family or to any custodian or trustee for the account of such Holder or such Holder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Holder;

(b)                                 A transfer of the Warrant to the Company;

(c)                                  A transfer of the Warrant to a parent, subsidiary or Affiliate of a Holder; or

(d)                                 A transfer of the Warrant by a Holder which is a limited or general partnership to any of its partners or former partners (with, a, b and c, a “Permitted Transfer”).

7.3.                              Disposition of Warrant Shares.  Upon exercise of the Warrant, the Holder will be entitled to any registration rights granted to the other holders of the New Preferred Stock or Series E Preferred, as applicable.  With respect to any offer, sale or other disposition of any Warrant Shares prior to registration of such shares, the then-applicable Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, and to meet one of the Securities Law Compliance Guarantees;  provided, however, that Warrant Shares may be transferred in whole or in part without Securities Law Compliance Guarantees in a Permitted Transfer if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Holder hereunder.

8.                                       Rights of Stockholders.  No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

9.                                       Governing Law.  The terms and conditions of this Warrant shall be governed by and construed in accordance with Delaware law, without giving effect to conflict of law principles.

10.                                 Miscellaneous.  The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  All notices and other communications shall be delivered by hand or mailed by first-class registered or certified mail, postage prepaid, to the respective addresses provided in the Loan Agreement, or to such other address as the Company or Holder may designate to the other parties hereto.

11.                                 Loan Agreement.  This Warrant is a Warrant referred to in the Loan Agreement and is entitled to all the benefits provided therein.

12.                                 Loss, Theft or Destruction of Warrant.  Upon receipt by the Company of an affidavit as to the loss, theft or destruction of this Warrant and of indemnity or security reasonably satisfactory to it (but without the requirement to post any bond), the Company will make and deliver a replacement warrant which shall carry the same rights carried by, and shall otherwise be identical to, this Warrant, but stating that such warrant is issued in replacement of this Warrant, making reference to the original date of issuance of this Warrant (and any successors hereto) and dated as of such cancellation, in lieu of this Warrant.

13.                                 Amendment and Waiver.  Any provision of this Warrant may be waived or amended (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), pursuant to Section 4.1 of the Loan Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 6th day of May, 2011.

SINGULEX, INC.

By:

Name:	Philippe J. Goix
Title:	President & Chief Executive Officer

Signature Page to Stock Purchase Warrant

ATTACHMENT A TO WARRANT NO. W-

ACKNOWLEDGEMENT

The undersigned hereby acknowledge as follows:

1.                                 (“Holder”) is the record holder of Stock Purchase Warrant No. W-   , dated June 24, 2011 (the “Warrant”).

2.               Holder may, by exercising the Warrant, purchase up to that number of shares of New Preferred Stock of Singulex, Inc. (the “Company”) as determined pursuant to the terms of the Warrant.

3.               The date of closing of the Next Financing is                  .

4.               The applicable Loan Amount loaned by Holder at the Closing was $             .

The maximum aggregate number of shares of the Company’s New Preferred Stock that Holder may purchase upon exercise of the Warrant, calculated in accordance with the applicable provisions of the Warrant, is                       .

5.               Unless otherwise defined in this Acknowledgement, capitalized terms shall have the meanings ascribed to them in the Warrant.

SINGULEX, INC.

By:

Name:	Philippe J. Goix
Title:	President & Chief Executive Officer

Warrantholder
By:
Title:

ATTACHMENT B TO FORM OF WARRANT

NOTICE OF EXERCISE

TO:                            Singulex, Inc.

1.             The undersigned hereby elects to purchase                           shares of (circle one): (i) New Preferred Stock or (ii) Series E Preferred of SINGULEX, INC. as defined in that certain Bridge Loan Agreement, dated May 6, 2011 and pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any

1.             The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 3.3 of the Warrant.  This conversion is exercised with respect to                                               of the Shares covered by the Warrant.

[Strike paragraph above that does not apply.]

2.             Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

Name:

Address:

3.             The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.  In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Attachment C.

WARRANTHOLDER

By:
Title:
Date:

ATTACHMENT C TO FORM OF WARRANT

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:
COMPANY	:	Singulex, Inc.
SECURITY	:
AMOUNT	:
DATE	:

In connection with the purchase of the above-listed securities and underlying stock (the “Securities”), the undersigned represents to the Company the following:

(a)           I/We am purchasing these Securities for our own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           I/We understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of our investment intent as expressed herein.  In this connection, we understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if our representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)           I/We further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, we understand that the Company is under no obligation to register the Securities.  In addition, we understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d)           I/We are aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(e)           I/We further understand that at the time we wish to sell the Securities there may be no public market upon which to make such a sale.

WARRANTHOLDER

(signature)

(title)

APPENDIX A

Black Scholes Option Pricing formula to be used when calculating the value of each new warrant to purchase one share in the Acquirer shall be:

CAcq = value of each warrant to purchase one share in the Acquirer

SAcq = price of Acquirer’s stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Change of Control described in Section 5.1 if the Acquirer’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Corporate Reorganization if the Acquirer’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TAcq = expiration date of new warrants to purchase shares in the Acquirer = TCorp

tAcq = date of issue of new warrants to purchase shares in the Acquirer

TAcq-tAcq = time until warrant expiration, expressed in years

 = volatility = annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Acquirer’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Change of Control described in Section 5.1 if the Acquirer’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Change of Control if the Acquirer’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Acquirer’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

ln = natural logarithm

 = dividend rate of the Acquirer for the most recent 12-month period at the time of closing of the Change of Control.

KAcq = strike price of new warrants to purchase shares in the Acquirer = KCorp * (SAcq / SCorp)

r = annual yield, as reported by Bloomberg at time tAcq, of the United States Treasury security measuring the nearest time TAcq

APPENDIX B

Black Scholes Option Pricing formula to be used when calculating the value of each Warrant to purchase one share in the Company shall be:

CCorp = value of each Warrant to purchase one share in the Company

SCorp = price of Company stock as determined by reference to the average of the closing prices on the securities exchange or Nasdaq Global Market over the 20-day period ending three trading days prior to the closing of the Change of Control described in Section 5.1 if the Company’s stock is then traded on such exchange or system, or the average of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over the 20-day period ending three trading days prior to the closing of the Change of Control if the Company’s stock is then actively traded in the over-the-counter market, or the then most recently completed financing if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

TCorp = expiration date of Warrants to purchase shares in the Company

tCorp = date of public announcement of transaction

TCorp-tCorp = time until Warrant expiration, expressed in years

 = volatility = the annualized standard deviation of daily log-returns (using a 262-day annualization factor) of the Company’s stock price on the securities exchange or Nasdaq Global Market over a 20-day trading period, determined by the Warrant Holders, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Change of Control described in Section 5.1 if the Company’s stock is then traded on such exchange or system, or the annualized standard deviation of daily-log returns (using a 262-day annualization factor) of the closing bid or sale prices (whichever is applicable) in the over-the-counter market over a 20-day trading period, determined by the Warrant Holder, that is within the 100-day trading period ending on the trading day immediately after the public announcement of the Change of Control if the Company’s stock is then actively traded in the over-the-counter market, or 0.6 (or 60%) if the Company’s stock is not then traded on a securities exchange or system or in the over-the-counter market.

N = cumulative normal distribution function

ln = natural logarithm

 = dividend rate of the Company for the most recent 12-month period at the time of closing of the Change of Control.

KCorp = strike price of warrant

r = annual yield, as reported by Bloomberg at time tCorp, of the United States Treasury security measuring the nearest time TCorp